UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2017

Horizon Pharma Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	001-35238	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Connaught House, 1st Floor, 1 Burlington Road, Dublin 4, D04 C5Y6, Ireland

(Address of principal executive offices)

Registrant’s telephone number, including area code: 011-353-1-772-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 2, 2017, the size of our board of directors was increased from seven members to nine members. On August 2, 2017, to fill such new board of director seats, our board of directors appointed Pascale Witz and James Shannon, M.D., as Class I and Class III directors, respectively. Ms. Witz was also appointed to the nominating and corporate governance committee of our board of directors and Dr. Shannon was appointed to the transaction committee of our board of directors.

Ms. Witz and Dr. Shannon will receive compensation for their services as directors in accordance our non-employee director compensation policy (the “Compensation Policy”). The Compensation Policy provides for annual cash compensation of $60,000 for service on our board of directors and an additional $7,500 to $15,000 annually for service on a committee in a non-chair capacity. At the time of their appointment to our board of directors, Ms. Witz and Dr. Shannon each received (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $300,000 and (ii) restricted stock units with an aggregate value of $300,000. The Compensation Policy also provides for further automatic grants of (i) a stock option to purchase ordinary shares with an aggregate Black-Scholes option value of $212,500 and (ii) restricted stock units with an aggregate value of $212,500 on the date of each annual meeting of stockholders. Ms. Witz and Dr. Shannon also each entered into our standard form of indemnity agreement.

Ms. Witz, age 50, served as executive vice president, global diabetes and cardiovascular, at Sanofi S.A. from 2013 until 2016. Prior to joining Sanofi S.A., over the span of more than 17 years, Ms. Witz held a series of positions at GE Healthcare, eventually serving as president and chief executive officer, medical diagnostics. Ms. Witz also serves on the board of directors of Fresenius Medical Care AG & Co. KGaA, Savencia SA and Regulus Therapeutics. Ms. Witz received an MBA in economics and marketing from INSEAD and a master’s degree in biochemistry from INSA Lyon.

Dr. Shannon, age 60, served as chief medical officer of GlaxoSmithKline from 2012 until 2015. Prior to joining GlaxoSmithKline, Dr. Shannon served as interim president and chief executive officer of Cerimon Pharmaceuticals from 2009 until 2010. Prior to joining Cerimon Pharmaceuticals, over the span of more than 10 years, Dr. Shannon held a series of positions at Novartis International AG, eventually serving as global head, pharmaceutical development. Dr. Shannon also serves on the board of directors of MannKind Corporation, ProQR Therapeutics, Immodulon Therapeutics and MyTomorrows. Dr. Shannon received an MD and a bachelor of science in anatomy from Queen’s University in Belfast.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2017	HORIZON PHARMA PUBLIC LIMITED COMPANY

	By:	/s/ Paul W. Hoelscher
Paul W. Hoelscher
Executive Vice President and Chief Financial Officer